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                                                                      Exhibit 7

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-42507) pertaining to the Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our report dated March 18, 1999, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.

                                                      /s/ Ernst & Young, LLP

Fort Wayne, Indiana
May 10, 1999